UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 12, 2026, Ultragenyx Pharmaceutical Inc. (the “Company”) issued a press release announcing its financial results for the three months ended December 31, 2025 and for the year ended December 31, 2025 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 12, 2026, the Company began implementation of a strategic restructuring plan to reduce expenses (the “Restructuring”). As part of the Restructuring, the Company is implementing a 10% workforce reduction of approximately 130 employees across the Company (the “RIF”). The Company began notifying affected employees on February 12, 2026, and expects this RIF to be substantially completed in the first half of 2026.

The Company estimates that it will incur approximately $50 million in total restructuring and restructuring-related charges, consisting primarily of (i) approximately $10 million in total for employee severance payments and other employee-related costs and (ii) approximately $40 million in total for charges related to the termination of UX143 manufacturing agreements and other related activities. The Company anticipates that substantially all of these charges will be recognized during the first half of 2026. Cash payments related to the costs are expected to be made over the same period.

The restructuring charges and the timing of the charges that the Company expects to incur in connection with the Restructuring are subject to a number of estimates and assumptions, and actual results may differ materially. The Company may also incur additional costs or charges not currently contemplated due to events that may occur as a result of, or that are associated with, the Restructuring.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “anticipates”, intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. These forward-looking statements include, but are not limited to, statements about the percentage reduction in organizational headcount; the timing of completion of the RIF; the Company’s expectations regarding the expected results and anticipated benefits of the Restructuring; and the Company’s estimates regarding the amount, timing and nature of the Restructuring charges. There can be no assurance that the Restructuring or the RIF will have the intended effect on the Company’s business plans and financial results, or that any anticipated charges and any anticipated cost savings associated with the Restructuring will achieve its intended benefits. In addition, the Company’s workforce reduction may be greater or less than anticipated and the workforce reduction may have an adverse impact on the Company’s business and results of operations. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 4, 2025, and its subsequent periodic reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 12, 2026.
104	The cover page from the Company’s Current Report on Form 8-K dated February 12, 2026 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx, Pharmaceutical, Inc.

Date:	February 12, 2026	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy